UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Suite 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Sections 1-3. Not applicable.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Change in Registrant’s Certifying Accountant.

On March 30, 2007, Amerigon Incorporated (the “Corporation”) engaged Grant Thornton LLP (the “New Auditors”) as the independent public accounting firm to audit the Corporation’s financial statements for the year ending December 31, 2007. Prior to such engagement, neither the Corporation, nor anyone acting on the Corporation’s behalf, consulted with the New Auditors with respect to any matters concerning the application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Corporation’s financial statements.

The Corporation provided the New Auditors with a copy of the above disclosure and gave the New Auditors an opportunity to prepare a letter addressed to the Securities and Exchange Commission containing new information, clarifications or an expression that the New Auditors do not agree with the above disclosure. The New Auditors have indicated to the Corporation that such a letter is unnecessary and will not be prepared as the New Auditors do not have any new information or clarifications concerning, and the New Auditors agree with, the above disclosure.

Sections 5-9. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

	By:	/s/ Barry Steele
Barry Steele,
Date: April 2, 2007		Chief Financial Officer and Secretary